EXHIBIT 5.1

[PIPER RUDNICK LLP LETTERHEAD]

November 17, 2004

Audible, Inc.

65 Willowbrook Boulevard

Wayne, New Jersey 07470

Ladies and Gentlemen:

We have acted as counsel to Audible, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 653,062 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), on a registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2004 under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 462(b) of the Commission. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (Registration File No. 333-119610) filed with the Commission on October 20, 2004. The shares of Common Stock are to be offered and sold by the Company and the selling stockholders named in the Registration Statement (the “Selling Stockholders”) as set forth in the Registration Statement, the prospectus contained therein and the supplements to the prospectus.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents and other instruments, including (i) the Registration Statement, (ii) a copy of the Amended and Restated Certificate of Incorporation of the Company, as amended (iii) a copy of the Amended and Restated By-laws of the Company, and (vi) such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

With respect to any offering of shares of the Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement with respect to the shares of the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules thereunder; (iii) as to the shares of the Common Stock to be sold pursuant to a purchase agreement, if applicable, such purchase agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Common Stock and related matters; (v) the terms of the issuance of the shares of the Common Stock and sale have been duly established in conformity with the operative articles of incorporation and by-laws of the Company so as not to violate any applicable law, the operative certificate of incorporation or by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the Common Stock in the form of the specimen certificates examined by us are duly executed, countersigned, registered and delivered upon payment in full of the agreed upon consideration therefor, the shares of Common Stock when issued and sold will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized and available for issuance; that the consideration therefor is not less than the par value of the Common Stock; and that if certain shares of Common Stock are sold by the Selling Stockholders, such shares have been issued in accordance with the terms of the outstanding warrants held by such Selling Stockholders.

Very truly yours,

/s/ Piper Rudnick LLP